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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-54394, No. 33-46386, No. 33-85304, No. 333-14231,
No. 333-24125, No. 333-80297, No. 333-80299, No. 333-36264, No. 333-49382, No.
333-60950 and No. 333-112677) and S-3 (No. 333-112263) of Input/Output, Inc. and
subsidiaries of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Houston, TX
March 11, 2004